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                                                                     EXHIBIT 8.1


                  [COX, CASTLE & NICHOLSON, LLP LETTERHEAD]



                                  May 6, 1996



Pacific Gulf Properties Inc.
363 San Miguel Drive
Suite 100
Newport Beach, CA 92660

        Re: Pacific Gulf Properties Inc.
            Registration Statement on Form S-3
            (File No. 333-02798)

Ladies and Gentlemen:

        In connection with the above registration statement, as amended (the "Registration Statement"), regarding the proposed offering of shares of common stock ("Common Shares") on Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), you have requested our opinion concerning certain of the federal income tax consequences to the Company, and, purchasers of Common Shares. This opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement.

        In rendering our opinion, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise
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Pacific Gulf Properties, Inc.
May 6, 1996
Page 2

identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

        We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        Based on such facts, assumptions and representations, it is our opinion that:

        (1) the discussion in the Registration Statement under the caption "Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a purchaser of Common Shares;

        (2) commencing with the Company's taxable year ended December 31, 1994, the Company was organized in conformity with the requirements for qualification as a real estate investment trust (REIT), and its method of operation has enabled, and its proposed method of operation will enable, it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") provided the various tests for qualification as a REIT relating to its income, assets, distributions and certain administrative requirements are satisfied; and

        (3) PGP Inland Communities, L.P. will be treated as a partnership rather than an association or publicly traded partnership taxable as a corporation.

No opinion is expressed as to any matter not discussed herein.

        This opinion is based on existing provisions of the Code, final and proposed Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change or alternative construction with possible retroactive effect. Also, any variation or difference in the facts from those represented by the Company may affect the conclusions stated herein. Moreover, the Company's continued qualification as a REIT depends on future transactions and events which cannot be known at this time. Cox, Castle & Nicholson, LLP will not review the Company's compliance with the requirements for qualification as a REIT under the Code.

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Pacific Gulf Properties, Inc.
May 6, 1996
Page 3

Accordingly, Cox, Castle & Nicholson, LLP is unable to opine whether the Company will continue to qualify as a REIT under the Code.

        This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Without limiting the foregoing, however, we hereby consent to the filing of this opinion as Exhibits 5.1 and 23.3 to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus.

                                       Respectfully submitted,


                                       /s/ COX, CASTLE & NICHOLSON, LLP
                                       --------------------------------
                                       COX, CASTLE & NICHOLSON, LLP
JEB/ab